DATED 1ST JUNE 2005


                       INTERNET TELECOMMUNICATIONS PLC (L)


                              CHARLIE YIASEMIS (2)



                             CONTRACT OF EMPLOYMENT



























                             CONTRACT OF EMPLOYMENT
                                CHARLIE YIASEMIS

THIS AGREEMENT is made the 1st day of June 2004

BETWEEN

(1) INTERNET TELECOMMUNICATIONS PLC whose registered office is at 46 Clerkenwell Close, London, EC1R 0AT ("the company")

(2) CHARLIE YIASEMIS of 38b Falmouth Gardens, Redbridge, Essex. IG4 5JU ("the Chief Executive Officer")

NOW IT IS HEREBY AGREED as follows:-

1        DEFINITIONS

1.1 In this Agreement the words and expressions listed in schedule 3 shall unless the context otherwise requires have the meanings attributed to them in that Schedule

1.2 References to any enactment shall be construed as references to such enactment as from time to time amended or re-enacted and to any regulation or order made under such enactment

1.3 Words denoting the singular shall include the plural and vice versa and words denoting any gender shall include all genders

2        THE APPOINTMENT

2.1 The Company will employ the Director and the Director WILL serve the Company as a director

2.2 The employment (subject to termination as provided below) shall be for a fixed period of 5 years from 01/01/04 and automatically renewed on the 6th year but may be terminated by either party giving to the other twelve months notice in writing to expire at any time before expiry date of fixed term

2.3 The Director (subject always to the directions of the Board) shall carry out such duties and exercise such powers in relation to the Company as may from time to time be assigned to or vested in him by the Board and such duties may relate to the business of the Company or any associated company and which may be required to be performed anywhere in the United Kingdom or abroad

2.4 During the Appointment the Director shall (without prejudice to the generality of Clause 2.3) in the course of his duties:-

2.4.1 well and faithfully serve the Company and use his utmost endeavors to promote its interest but so far as reasonably possible not in any way which may conflict with the interest of any member of the Group whose interests the Director shall use his best endeavors to promote
3        REMUNERATION EXPENSES AND BENEFITS

3.1 During the Appointment and subject as provided below the Company shall pay the Director a salary at the rate of (pound)80,000 per annum which shall accrue from day to day and be payable by equal installments in arrears at the end of every calendar month (or equal in shares if monies are owed of such other date as the Company may determine) and which shall be inclusive of any fees receivable by the Director of the Company

3.2 The Salary shall be reviewed on each Review Date The Company may in its entire discretion grant to the Director such increase in the Salary as it may determine is appropriate having regard to increases in the cost of living the performance of the Director and the profitability of the Company

3.3 During the appointment the Company shall pay to the Director the Profit Share on the terms and subject to the conditions of Schedule 2

3.4 The Director shall be reimbursed all reasonable expenses properly incurred by him in the discharge of his duties hereunder upon production of satisfactory documentary evidence

3.5 The Company may at their discretion provide the Director with a car whose total price including car tax and VAT shall not exceed (pound)20,000 for the use of the Director in the performance of his duties to be replaced with a car of comparable type every 3 years during the subsistence of the Appointment and shall pay for reasonable running expenses thereof including car tax insurance maintenance repairs unless agreed otherwise The Director shall:-

3.5.1 comply with any reasonable directions from time to time given by the Company with regard to motor vehicles provided by the Company for the use of its staff;

3.5.2 return the car to the Company at its place of business immediately upon the termination of the Appointment

3.6 The Company will procure membership of insurance for the Director and make contributions for him in travels and accommodation subject to the Director being so accepted at standard rates of premium and if not so accepted the Director shall be responsible for any increased premium over standard rates

3.7 Any benefits provided by the Company to the Director or his family which are not expressly referred to in this Agreement shall be regarded as ex-gratia and at the entire discretion of the Company and shall form part of the Director's contract of Employment


4             TERMINATION OF THE APPOINTMENT

4.1 The Appointment may be terminated by the Company by summery Notice in writing:-

4.1.1 if the director shall at any time become or be unable properly to perform his duties under this Agreement by reason of ill health or accident either for a period or periods aggregating at least 90 workings days in any period of twelve consecutive calendar months or for 60 consecutive working days PROVIDED that the company shall not be entitled to give such notice to the Director after the expiration of three calendar months from the end of any such period or periods;

4.1.2 if the Director shall have committed any gross misconduct or repeated or continued (after warning) any material breach of his obligations under this Agreement or shall have been guilty of conduct tending to bring himself or the company into disrepute or shall have suffered a bankruptcy order to be made in respect of himself or compounded with his creditors generally; or

4.1.3 if for any reason the director shall otherwise than at the request of the board resign as a director of the Company

4.2 The termination by the company of this Agreement shall not prejudice any claim which the company may have for damages arising from any breach of this Agreement by the Director which gives rise to such termination

4.3 If the Director Shall at any time be prevented by illness or accident from performing his for a period of 30 consecutive days the Company may appoint a temporary replacement to undertake all or some of the Directors duties during any further period in which the Director is prevented by illness or accident from performing his duties

4.4 The Director shall notwithstanding illness or other incapacity remain entitled to receive the salary in full for one month following the commencement of such illness or incapacity subject only to the amount receivable by him being reduced by an amount or amounts equal to the maximum benefit to which a person fully stamped would be entitled to claim a statutory sick pay or sickness benefit (whether or not such benefit is paid) under the appropriate legislation

4.5 If before the expiration or determination of this agreement the Appointment shall be terminated by reason of the liquidation of the Company for the purpose of reconstruction or amalgamation and the Director shall be offered employment with any concern or undertaking resulting from such reconstruction or amalgamation on terms which are substantially the same as the terms of this Agreement then he shall have no claim against the Company in respect of the termination of the Appointment

4.6 Upon the termination of the Appointment for whatsoever reason the Director shall upon request of the Company resign without claim for the compensation from office as a Director of the Company and from all offices held by him in the Company and in the event of his failure to do so within seven days of such request the Board is hereby irrevocably authorized to appoint some person in his name and on his behalf to execute any documents and to do all things requisite to give effect thereto

4.7 Pursuant to section 142 of the Employment Protection (consolidation) Act 1978 in the event that the employment governed by this contract comes to an end by virtue of the expiry of the fixed terms and clause 2.2 it is hereby agreed that the Director waives any right to claim redundancy or unfair dismissal arising out of expiry of this Agreement

4.8 Subject to the clauses in section 4 the Company may terminate the Directors Service Agreement immediately if they feel there is a breach of Contract and therefore no payment or liabilities from the Director may be Claimed against the company.

5        CONFIDENTIALITY AND RESTRICTIONS

5.1 Director agrees that he shall not either during or after the termination of the Appointment (otherwise than in the performance of his duties hereunder) Without the prior written consent of the Board divulge to any person and shall during the Appointment use his best endeavors to prevent the publication of disclosure of any information concerning the business accounts or finances of the Company or of any customer or client of the Company or any of the secrets dealings transactions or affairs of any such member customer or client which have or may have come to his knowledge during the Appointment or previously or otherwise

5.2 The Director agrees that for a period of three years after termination of the Appointment he shall not;- 5.2.1 Either alone or jointly with or for any other person directly or Indirectly carry on or be engaged or concerned in England in The business of Telecommunications or in any other business competing with or similar to that carried on by The Company in which the Director shall have been concerned at the date of such termination but this restriction shall not prevent the Director from being a minority holder of securities which are listed and/or dealt in on The Stock Exchange in the Unlisted Securities Market;

5.2.2 Either alone or jointly with or for any other person directly or indirectly solicit interfere with or endeavor to entice away from the Company any person who is then or was during the three months preceding the date of such termination a client customer or employee of or in the habit of dealing with the Company provided that such restrictions shall only apply to clients customers or employees with whom the Director shall have been concerned: or

5.2.3 either alone or jointly with or for any other person directly or indirectly undertake any business for or with any person who is then or was during the 12 months preceding the date of such termination a client or customer of the Company provided that such restriction shall only apply to clients or customers with whom the Director shall have been concerned.

5.3 if during the period of the appointment the Director either alone or jointly with others makes any invention design or discovery capable of use in connection with any business of the Company such invention design or discovery and any intellectual property rights associated with the same will belong automatically to the Company or (for the extent that the same belong automatically to the Director by operation of law) will forthwith be assigned to the Company. Upon making any such invention design or discovery the Director will immediately communicate all information concerning the same to the company. If so requested at the Company's expense but without receiving payment the Director will execute and procure execution of all documents and do all things necessary to vest the title to such invention design or discovery in the company

5.4 the director irrevocably appoints the company to be his attorney in his name and on his behalf to execute any documents and generally to act and use his name for the purpose of giving to the Company (or its nominee) the full benefit of the provisions of Clause 5.3 and in favour of any third party a certificate in writing signed by any director or the secretary of the company that any instrument or act falls within the authority conferred by this Clause 5.4 shall be conclusive evidence that such is the case

5.5 the restrictions contained in this Clause 5 are considered reasonable by the parties but in the event that any part of any such restrictions shall be found void illegal or unenforceable such restriction or the offending part shall be deemed to have been deleted from this Agreement and the validity and enforceability of the remainder of this Agreement shall not be affected thereby

5.6 Upon the termination of the Appointment the Director shall deliver up to the Company all notes memoranda and other correspondence documents papers and property belonging to the company which may have been prepared by him /or have come into his possession and shall not retain any copies thereof and shall not permit the same to be used by any party


6      GENERAL

6.1 This Agreement governs the terms of the Director's employment with the Company from the commencement date to the exclusion of all other agreements or arrangements whether written or oral expressed or implied between the Director and the Company relating to the services or employment of the Director which are cancelled with immediate effect

6.2 If at any time so required by the board the Director shall undergo a medical examination by such doctor or doctors as the board shall nominate at the expense of the Company and for the purpose of the Access to medical Reports Act 1987 undertakes to consent to the disclosure of the same by the Company

6.3 Schedule 1 to this agreement contains the particulars of the terms of employment of the Director required by the Act

6.4 The terms set out in the schedules hereto shall be deemed to be incorporated in the body of this agreement

6.5 The expiration or determination of this Agreement shall not affect such of the provisions hereof as are expressed to operate or have effect after the termination of this Agreement and shall be without prejudice to any right of action already accrued to either party in respect of any breach of this Agreement by the other party.

6.6 The construction validity and performance of this Agreement shall be governed by the laws of England


IN WITNESS whereof the parties hereto have executed this Agreement by the day and year first above written


SIGNED by Petrula Demetriou a Director duly authorised for and on behalf of Internet Telecommunications Plc In the presence of:-

Anastasia Pelakanou
Internet Telecommunications Plc


SIGNED by the said                          )
Charlie Yiasemis                    )
In the presence of                          )

                                   SCHEDULE 1

1        PERIOD OF EMPLOYMENT
              For the purposes of the Act the date upon which the Director's continuous period of service began is 10/05/99 which is the date upon which the Director's service with Jonathan Ridgeway commenced
2        JOB TITLE
              The job title of the Director is Commercial & Strategy Director
3        NOTICE PERIOD
              See Clause 2.2 of this Agreement
4        REMUNERATION
              See Clause(s) 3.1 and 3.3 of this Agreement
5        HOLIDAYS
              The Director shall in addition to statutory holidays be entitled to 21 working days' holiday in every calendar year and a rateable proportion for any part of such calendar year at such time or times as shall be convenient to the Company. On the termination of the Appointment the entitlement of the Director to accrued holiday pay shall be calculated rateably on the above basis
6        SICK PAY
              Subject to clause 4.4 of the Agreement there are no terms and conditions relating to incapacity for work due to sickness or injury. Any entitlement to payment during absence of work in other circumstances shall be at the discretion of the board
7        PENSIONS
         A contracting-out certificate under the Social Security Pensions act 1975 is not in force in respect of the appointment
     8         GRIEVANCE PROCEDURE
              The Director should refer any grievance about the Appointment or about any decision relating to him to other reference body by giving written notice. The reference will be dealt with by a majority present at the relevant Board Meeting set out any further steps consequent upon such reference or refer to a document containing details of any further steps to be taken
9              DISCIPLINARY RULES
              The disciplinary Rules are set out in the Company's Employee's Manual entitled "Employee Handbook" a copy of which has been provided to the director
     10        TERMS AND CONDITIONS RELATING TO HOURS OF WORK
              The hours of work of the Director shall be such hours as may be requisite for the proper discharge of his duties hereunder
     11        EXPIRY OF APPOINTMENT
               As set out in Clause 2.2





                                   SCHEDULE 2

                               PROFIT SHARE SCHEME

To be announced or proposed at a later date in writing to the Director, or any other persons appointed by the board.








































                                   SCHEDULE 3
"ACT"
Employment protection (consolidation) Act 1978
"APPOINTMENT"
The appointment of the Director under Clause 2.1 of this Agreement
"ASSOCIATED COMPANY"
Any company whose equity share capital (as defined in Section  (744Companies Act
1985) is as to more than 25 per cent and less than 50 per cent. For the time being beneficiary owned by the Company and/or any company in the Group including any subsidiary of any associated company.
"BOARD"
The Board of Directors of the Company of Shareholders
"COMMENCEMENT DATE"
10/05/99
"FINANCIAL YEAR"
The same meaning as is attributed to it by Part XXVI Companies Act 1985
"GROUP"
The Company and any holding company of the Company for the time being of the company or of any such holding company together with any associated company of any of them.
"HOLDING COMPANY" AND "SUBSIDIARY"
The same meanings as are respectively attributed to them by Section 736 Companies Act 1985 "NET PROFITS" The consolidated profits (less losses) of the Company as shown by the audited consolidated profit and loss accounts thereof for any financial year:-
(a) After deducting all expenses of working and management including depreciation and directors' remuneration (whether by way of fees salary or commission but excluding the profit share and the profit shares of any other employees of the Company); (b) Before deducting any taxation on profits including corporation tax and any other similar or additional or substituted tax; (c) Without taking into account profits or losses of capital nature arising on a disposal of fixed assets investments plant and any other property or assets of the Company;
(d) after deducting any part of the profits or adding back any part of the losses attributable to shares in any company not owned directly or indirectly by the Company; and
(e) After making such adjustments as the auditors of the Company considers appropriate including adjustments for extraordinary items and adjustments to take account of any changes in accounting bases
"PROFIT SHARE"
The profit share referred to in Clause 3.3
"REVIEW DATE"
Each anniversary of the Commencement Date
"SALARY"
The salary set out in Clause 3.1